Exhibit 10.13

PROMISSORY NOTE

$38,609,025.00	July 10, 2013

FOR VALUE RECEIVED, the undersigned CHP KNOXVILLE PLAZA A MOB OWNER, LLC, a Delaware limited liability company, CHP KNOXVILLE PLAZA B MOB OWNER, LLC, a Delaware limited liability company, CHP CENTRAL WING ANNEX MOB OWNER, LLC, a Delaware limited liability company, and CHP JEFFERSON COMMONS CONDO MOB OWNER, LLC, a Delaware limited liability company (the “Borrowers”), hereby jointly and severally promise to pay to the order of REGIONS BANK, an Alabama banking corporation (the “Bank”), the aggregate principal amount of the Advances of the Loan owing to Bank by Borrowers pursuant to that certain Credit Agreement of even date herewith among Borrowers and Bank (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein as therein defined), together with interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement, to which reference is made for a statement of the rights and obligations of Borrowers and Bank in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrowers to pay the principal sum of and interest on this Promissory Note when due. The Credit Agreement (i) provides for the making of Advances of the Loan by Bank in an aggregate amount up to the U.S. dollar amount first above mentioned, the indebtedness resulting from the Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of Borrowers under this Promissory Note are secured by the Collateral as provided in the Loan Documents.

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IN WITNESS WHEREOF, Borrowers have caused this Promissory Note to be executed as of the date first above written.

CHP KNOXVILLE PLAZA A MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

CHP KNOXVILLE PLAZA B MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

CHP CENTRAL WING ANNEX MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

CHP JEFFERSON COMMONS CONDO MOB OWNER, LLC,
a Delaware limited liability company

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

This Note was executed inside the State of Florida. Accordingly, documentary stamp tax in the amount of $2,450.00 has been, or will be, paid directly to the Florida Department of Revenue upon the execution and delivery of this Note.

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